Exhibit 99.1

Quicksilver Resources Announces Filing of 2012 Financial Report

FORT WORTH, TEXAS (March 22, 2013) - Quicksilver Resources Inc. (NYSE: KWK) announced today the company has filed its 2012 Form 10-K.
Net income for the fourth quarter and full-year 2012 as reported today in the company's selected financial information is higher than that reported in the press release issued February 25, 2013. During the preparation of the 2012 financial statements, the company determined that certain hedges did not qualify for hedge accounting at their designation dates. Consequently, the unrealized gains and losses on these derivatives since their designation have been recognized in earnings rather than deferred through other comprehensive income. Further, this treatment disqualifies their inclusion in the computation of the full-cost ceiling. The ceiling impairments also had an effect on the depletion rate in subsequent quarters. All of these factors caused a change in the company's results before income tax and the resulting tax provision. The company also recognized a valuation allowance for its Canadian net deferred tax assets.
The company has retroactively applied the revised accounting treatment for these derivatives, which resulted in restatements in each quarter of 2012 to revenue, impairment, and income taxes; DD&A was restated in the second, third, and fourth quarters of 2012. The restatement also affects the balance sheet for property, plant, and equipment, deferred taxes, AOCI and retained earnings. Details of these changes, including their cash flow effects, are included in the tables following this press release.

All adjustments described above are non-cash. The company is not filing amended quarterly reports on Form 10-Q for each of the interim quarters for 2012 as restated quarterly results are included within the 2012 annual report along with accompanying disclosures. A more complete explanation of the restatement is also included in the foreword to the MD&A section of the 2012 10-K filed today.

Final net loss for the fourth quarter 2012 was $548 million, or $3.22 per diluted share, and $2.4 billion, or $13.83 per diluted share for full-year 2012. Previously, the company reported a net loss for the fourth quarter 2012 of $1.1 billion, and a net loss of $2.5 billion for full-year 2012.

Final adjusted net income for the fourth quarter of 2012, a non-GAAP financial measure, was $9 million, or $0.05 per diluted share, and full-year 2012 adjusted net loss was $8 million, or $0.05 per diluted share. Revised details of adjusted net income are included in the tables following this press release.

Use of Non-GAAP Financial Measure

This news release and the accompanying schedule include the non-generally accepted accounting principles (“non-GAAP”) financial measure of adjusted net income. The accompanying schedule provides reconciliations of this non-GAAP financial measure to its most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Non-GAAP financial measures should not be considered as an alternative to GAAP measures such as net income or operating income or any other GAAP measure of liquidity or financial performance.

About Quicksilver Resources

Fort Worth, Texas-based Quicksilver Resources is an independent oil and gas company engaged in the exploration, development and acquisition of oil and gas, primarily from unconventional reservoirs including gas from shales and coal beds in North America. The company has U.S. offices in Fort Worth, Texas; Glen Rose, Texas; Craig, Colorado; Steamboat Springs, Colorado and Cut Bank, Montana. Quicksilver's Canadian subsidiary, Quicksilver Resources Canada Inc., is headquartered in Calgary, Alberta. For more information about Quicksilver Resources, visit www.qrinc.com.

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Investor & Media Contact:
David Erdman
(817) 665-4023

KWK 13-04

QUICKSILVER RESOURCES INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
In thousands, except for per share data

	For the quarter ended December 31, 2012			For the year ended December 31, 2012
	Preliminary Unaudited	Adjustments	Final	Preliminary Unaudited	Adjustments	Final
Revenue
Production	$156,294	$1,601	$157,895	$636,316	$(5,369)	$630,947
Sales of purchased natural gas	19,564		19,564	62,405		62,405
Derivative gains (losses)	—	45,345	45,345	—	11,444	11,444
Other	3,214	(2,052)	1,162	(27,916)	32,158	4,242
Total revenue	179,072	44,894	223,966	670,805	38,233	709,038
Operating expense
Lease operating	22,927		22,927	95,333		95,333
Gathering, processing and transportation	39,277		39,277	166,316		166,316
Production and ad valorem taxes	4,562		4,562	25,395		25,395
Costs of purchased natural gas	19,513		19,513	62,041		62,041
Depletion, depreciation and accretion	35,677	(8,521)	27,156	185,266	(21,642)	163,624
Impairment	1,162,961	(605,820)	557,141	2,764,464	(138,536)	2,625,928
General and administrative	20,861		20,861	75,697		75,697
Other operating	742		742	1,562		1,562
Total expense	1,306,520	(614,341)	692,179	3,376,074	(160,178)	3,215,896
Crestwood earn-out	—		—	41,097		41,097
Operating income (loss)	(1,127,448)	659,235	(468,213)	(2,664,172)	198,411	(2,465,761)
Other income (expense) - net	1,345		1,345	1,108		1,108
Fortune Creek accretion	(4,923)		(4,923)	(19,472)		(19,472)
Interest expense	(41,703)		(41,703)	(164,051)		(164,051)
Income (loss) before income taxes	(1,172,729)	659,235	(513,494)	(2,846,587)	198,411	(2,648,176)
Income tax (expense) benefit	71,807	(106,812)	(35,005)	361,438	(65,868)	295,570
Net income (loss)	$(1,100,922)	$552,423	$(548,499)	$(2,485,149)	$132,543	$(2,352,606)

Earnings (loss) per common share - basic	$(6.47)	$3.25	$(3.22)	$(14.61)	$0.78	$(13.83)
Earnings (loss) per common share - diluted	$(6.47)	$3.25	$(3.22)	$(14.61)	$0.78	$(13.83)

QUICKSILVER RESOURCES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
In thousands, except share data

	As of December 31, 2012
	Preliminary Unaudited	Adjustments	Final

ASSETS
Current assets
Cash and cash equivalents	$4,951		$4,951
Accounts receivable - net of allowance for doubtful accounts	64,149		64,149
Derivative assets at fair value	113,367		113,367
Other current assets	25,046		25,046
Total current assets	207,513		207,513
Property, plant and equipment - net
Oil and gas properties, full cost method (including unevaluated costs of $307,267)	622,519	158,441	780,960
Other property and equipment	248,098		248,098
Property, plant and equipment - net	870,617	158,441	1,029,058
Derivative assets at fair value	105,270		105,270
Deferred income taxes	65,135	(65,135)	—
Other assets	39,947		39,947
	$1,288,482	$93,306	$1,381,788

LIABILITIES AND EQUITY
Current liabilities
Current portion of long-term debt	—		—
Accounts payable	37,131		37,131
Accrued liabilities	130,660		130,660
Derivative liabilities at fair value	—		—
Current deferred tax liability	3,891	(3,891)	—
Total current liabilities	171,682	(3,891)	167,791
Long-term debt	2,063,206		2,063,206
Partnership liability	130,912		130,912
Asset retirement obligations	115,949		115,949
Derivative liabilities at fair value	17,485		17,485
Other liabilities	19,242		19,242
Deferred income taxes	—		—
Stockholders' equity
Preferred stock, par value $0.01, 10,000,000 shares authorized, none outstanding	—		—
Common stock, $0.01 par value, 400,000,000 shares authorized, and 179,015,118 shares issued	1,790		1,790
Additional paid in capital	760,341	(8,947)	751,394
Treasury stock of 5,921,102 shares	(49,495)		(49,495)
Accumulated other comprehensive income	187,892	(26,399)	161,493
Retained earnings (deficit)	(2,130,522)	132,543	(1,997,979)
Total stockholders' equity	(1,229,994)	97,197	(1,132,797)
	$1,288,482	$93,306	$1,381,788

QUICKSILVER RESOURCES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
In thousands

	For the year ended December 31, 2012
	Preliminary Unaudited	Adjustments	Final
Operating activities:
Net income (loss)	$(2,485,149)	$132,543	$(2,352,606)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depletion, depreciation and accretion	185,266	(21,642)	163,624
Impairment expense	2,764,464	(138,536)	2,625,928
Write-off of MLP filing fees	—	7,505	7,505
Crestwood earn-out	(41,097)		(41,097)
Deferred income tax expense (benefit)	(356,937)	66,956	(289,981)
Non-cash (gain) loss from hedging and derivative activities	96,058	(38,232)	57,826
Stock-based compensation	22,246		22,246
Non-cash interest expense	9,854		9,854
Fortune Creek accretion	19,472		19,472
Other	1,037		1,037
Changes in assets and liabilities
Accounts receivable	30,950		30,950
Derivative assets at fair value	—		—
Prepaid expenses and other assets	3,070	(7,505)	(4,435)
Accounts payable	(13,317)	4,422	(8,895)
Income taxes payable	1,183		1,183
Accrued and other liabilities	(14,884)		(14,884)
Net cash provided by operating activities	222,216	5,511	227,727
Investing activities:
Capital expenditures	(481,057)	(4,422)	(485,479)
Proceeds from Crestwood earn-out	41,097		41,097
Proceeds from sale of properties and equipment	72,725		72,725
Net cash provided (used) by investing activities	(367,235)	(4,422)	(371,657)
Financing activities:
Issuance of debt	467,959		467,959
Repayments of debt	(310,430)		(310,430)
Debt issuance costs paid	(3,022)		(3,022)
Distribution of Fortune Creek Partnership funds	(14,285)		(14,285)
Proceeds from exercise of stock options	11		11
Excess tax benefits on stock compensation	1,089	(1,089)	—
Purchase of treasury stock	(3,144)		(3,144)
Net cash provided (used) by financing activities	138,178	(1,089)	137,089
Effect of exchange rate changes in cash	(1,354)		(1,354)
Net change in cash	(8,195)		(8,195)
Cash and cash equivalents at beginning of period	13,146		13,146
Cash and cash equivalents at end of period	$4,951		$4,951

QUICKSILVER RESOURCES INC.
RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME
In thousands, except per share data

	Quarter Ended December 31, 2012			Twelve Months Ended December 31, 2012
	Preliminary Unaudited	Adjustments	Final	Preliminary Unaudited	Adjustments	Final

Net income (loss)	$(1,100,922)	$552,423	$(548,499)	$(2,485,149)	$132,543	$(2,352,606)

Adjustments
Unrealized (gain)/loss on commodity derivatives	—	(38,266)	(38,266)	—	17,880	17,880
Restructure of hedge contracts	200		200	14,755		14,755
Loss (gain) from hedge ineffectiveness	(2,526)	2,266	(260)	(4,594)	3,313	(1,281)
Impairment of assets	1,162,961	(605,820)	557,141	2,764,464	(138,536)	2,625,928
Crestwood earn-out	—		—	(41,097)		(41,097)
Inception loss on 10-year hedges	—		—	21,670	(21,670)	—
Interest expense related to debt restructure	—		—	2,789		2,789
Strategic transaction costs	7,505		7,505	8,503		8,503
Audit and accounting fees	—		—	3,479		3,479
Valuation allowance on deferred tax asset	325,847	(118,739)	207,108	609,477	(14,260)	595,217
Reduction of uncertain tax position liability	—		—	(9,219)		(9,219)
Acceleration of stock compensation expense	900		900	4,137		4,137
Other	—		—	1,130		1,130
Total adjustments before income tax expense	1,494,887	(760,559)	734,328	3,375,494	(153,273)	3,222,221
Income tax expense for above adjustments	(396,362)	219,455	(176,907)	(936,724)	59,339	(877,385)
Total adjustments after tax	1,098,525	(541,104)	557,421	2,438,770	(93,934)	2,344,836
			—			—
Adjusted net income	$(2,397)	$11,319	$8,922	$(46,379)	$38,609	$(7,770)

Adjusted net income per common share - diluted	$(0.01)	$0.06	$0.05	$(0.27)	$0.22	$(0.05)

Diluted weighted average common shares outstanding	170,260		170,260	170,106		170,106